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                                                                    EXHIBIT 31.2

                        CERTIFICATION ADOPTED PURSUANT TO
                   SECTION 302 THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Prestolite Electric Holding, Inc. (the Company) on Form 10-Q for the period ending September 27, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report):

I, Kenneth C. Cornelius, Chief Financial Officer of the Company. Certify, pursuant to Rule 13a-14, as adopted pursuant to ss.302 of the Sarbanes-Oxley Act of 2002, that:

         (1) I have reviewed this quarterly report on Form 10-Q of the Company;

         (2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, nor are the statements misleading with respect to the period covered by this quarterly report;

         (3) Based on my knowledge, the financial statements and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this quarterly report;

         (4) The Company's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and we have:

                 a. Designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;
                 b. Evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing of this quarterly report (the Evaluation Date); and
                 c. Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

         (5) The Company's other certifying officers and I have disclosed, based on our most recent evaluation, to our auditors and the audit committee of our board of directors:

                 a. All significant deficiencies in the design of operation of internal controls which could adversely affect our ability to record, process, summarize, and report financial data and have identified for our auditors any material weaknesses in internal controls; and
                 b. Any fraud, whether or not material, that involves management or other employees who have a significant role in our internal controls.

         (6) The Company's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:    November 10, 2003                  By:   /s/ Kenneth C. Cornelius
                                                  ------------------------
                                                  Kenneth C. Cornelius,
                                                  Executive Vice President and
                                                  Chief Financial Officer



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